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                                                                   Exhibit 10.13

Union Bank of California

August 13, 1998

Mark T. Schuur, CFO
The Pathways Group Inc.
14201 NE 200th Street
Woodinville, WA 98072-84444

Dear Mr. Schuur:

This Covenant Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank of California, N.A. ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more and to include extensions of credit under Conditional Sales Leases, collectively referred to as the "Loan") from Bank to Borrower.

The Loan is evidenced by one or more Loan or Conditional Sales Lease agreements or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Loan"). Any financial statement required by this Agreement must be prepared in accordance with generally accepted accounting principles and in a form satisfactory to the Bank. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

Liquidity Requirement

Borrower will maintain at all times unencumbered and unrestricted liquid assets in an aggregate amount equal to at least $850,000.00, with the exception of the period ending 6/30/98 in which the aggregate amount will be equal to at least $550,000.00. Liquid assets shall mean immediately available: cash, bank deposits or accounts, obligations of or guaranteed by the U.S. Government or an agency thereof; stocks, bonds and other debt instruments regularly traded on the New York or American stock exchanges or NASDAQ with a price per share not less than $7.50 and which can be readily converted into cash. In the event of violation of this liquidity maintenance provision, Borrower shall have fifteen days from the event of default to provide additional cash collateral sufficient to fully secure all outstanding obligations to the Bank.

Financial Statements and Tax Returns

Borrower to provide Bank with a copy of Borrower's self-prepared financial statement, including balance sheet and income statement, within 30 days of each quarter end. Borrower to provide Bank with a copy of Borrower's CPA audited financial statement within 120 days after each fiscal year end.

This requirement does not express or imply any obligation on Bank's part to extend any credit to any party of any duration whatsoever.

This Covenant Agreement supersedes and replaces in its entirety that certain letter from Bank to Borrower dated September 8, 1997.

Sincerely,

/s/ Tod Sundquist
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T.D. (Tod) Sundquist
Vice President